UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    September 18, 2014

USA TRUCK, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-19858	71-0556971
(Commission File Number)	(I.R.S. Employer Identification No.)

3200 Industrial Park Road
Van Buren, Arkansas	72956
(Address of Principal Executive Offices)	(Zip Code)

(479) 471-2500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

    USA Truck, Inc. (the “Company”) announced today that Michael K. Borrows will succeed Clifton R. Beckham as Executive Vice President and Chief Financial Officer of the Company following the conclusion of Mr. Beckham’s tenure as Executive Vice President and Chief Financial Officer effective September 30, 2014.

    Prior to joining the Company, Mr. Borrows, 46, served as Senior Vice President and Managing Director of Pollen, Inc., a worldwide technology-based company that optimizes working capital and does business as C2FO, where he served from January 2011 through September 2014.  Mr. Borrows served as Senior Partner and Chief Financial Officer of FinEquity Partners, LLC, a management consulting firm to the transportation industry, among others, from 2009 to January 2011.  From 2006 to February 2009, Mr. Borrows worked at Kansas City Southern Railway Company, ultimately serving as Senior Vice President and Chief Accounting Officer, and prior to his tenure at Kansas City Southern Railway Company, Mr. Borrows worked for BNSF Railway from 1996 through 2006 in a variety of leadership roles, ultimately serving as General Director Finance.  Mr. Borrows has also served as a board member and Executive Vice President of the Kansas City chapter of Financial Executives International.  Mr. Borrows is a certified public accountant.

    In connection with his appointment as Executive Vice President and Chief Financial Officer, the Executive Compensation Committee of the Board of Directors approved compensation for Mr. Borrows as follows: (i) an annualized base salary of $225,000, (ii) a grant of $45,000 of restricted stock, to vest in equal 25% installments over four years, beginning September 23, 2015, conditioned on continued employment and certain other forfeiture provisions, (iii) participation in the Company’s Management Bonus Plan, with a target cash incentive bonus of 60% of annual base salary and target equity incentive bonus of 20% of annualized base salary, pro-rated for the partial year, and (iv) severance benefits in certain situations following a change of control.

    In connection with his appointment as Executive Vice President and Chief Financial Officer, Mr. Borrows also entered into a Confidentiality and Non-Solicitation Agreement with the Company, pursuant to which he is required to maintain the confidentiality of information relating to the Company during the term of his employment and for a period of one year thereafter, and has also agreed to certain non-solicitation covenants during the term of his employment and for a period of one year thereafter.

    There is no arrangement or understanding between Mr. Borrows and any other person pursuant to which Mr. Borrows was appointed Executive Vice President and Chief Financial Officer of the Company.  There are no transactions in which Mr. Borrows has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Item 9.01                      Financial Statements and Exhibits

(d) Exhibits

99.1 Press Release dated September 23, 2014.

    The information contained in Item 9.01 of this report and the exhibit hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

    The information in Item 9.01 of this report and the exhibit hereto may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act and such statements are subject to the safe harbor created by those sections and the Private Securities Litigation Reform Act of 1995, as amended. Such statements are made based on the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. Actual results or events may differ from those anticipated by forward-looking statements. Please refer to the paragraph containing cautionary forward-looking language contained in various disclosures by the Company in its news releases, stockholder reports, and filings with the Securities and Exchange Commission for information concerning risks, uncertainties, and other factors that may affect future results.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USA Truck, Inc.
(Registrant)

Date:	September 23, 2014	/s/ John M. Simone
John M. Simone
President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit Number	Exhibit
99.1	Press Release dated September 23, 2014.